EXHIBIT 24.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Micro Imaging Technology, Inc.

We consent to incorporation by reference in the Registration Statements (No. 33-056212) on Form S-8 of Micro Imaging Technology, Inc. of our report dated January 18, 2006, relating to our audit of the October 31, 2005 consolidated financial statements, which appear in the October 31, 2006 annual report on Form 10-KSB of Micro Imaging Technology, Inc.

/s/ HEIN & ASSOCIATES LLP
Hein & Associates LLP
Irvine, California
February 13, 2007